UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2017

Alkame Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-175044	98-0661455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3651 Lindell Road Suite D # 356 Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 273-9714

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2017, Alkame Holdings, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with an accredited investor group (the “Investor” or “Buyer”).  Under the terms of the SPA, the Investor will purchase up to $550,000 of convertible debentures in a series of four tranches. The first tranche will be in the amount of $220,000, with each of the three successive tranches in the amount of $110,000.

Each note will be issued with a 10% Original Issue Discount (“OID”) such that the net amount received by the Company will be either $200,000 or $100,000 per debenture.  The convertible debentures are due and payable one year from date of issuance, and will carry interest at a rate of 8% per annum from the date of issuance.  Each debenture will be convertible into common stock of the Company at the lower of (i) 70% of the lowest trading price of the Common Stock as reported on the OTCPK marketplace which the Company's shares are traded or any market upon which the Common Stock may be traded in the future ("Exchange"), during the twenty (20) trading days immediately preceding the closing date or (ii) 70% of the lowest trading price of the Common Stock as reported on the OTCPK marketplace which the Company's shares are traded or any market upon which the Common Stock may be traded in the future ("Exchange"), during the twenty 20 trading days immediately preceding the receipt of a notice of conversion.

Subsequent funding’s after the second tranche are conditioned on the Company completing the filing of its audits within 59 days of the date of the first funding, and subsequent tranches will require completion of the remaining filings necessary to bring the Company current in its reporting obligations.

Additionally, while the Notes are outstanding, the Company is prohibited form entering into any convertible debentures or 3(A)(10) financings with another party without prior written consent of the Buyer.

The Buyer has, for a period of 6 months from the sale of the first note purchased, to invest up to an additional $500,000, in one or more tranches, on the same terms as those in the first four notes being purchased.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2017	Alkame Holdings, Inc.

By: /s/Robert Eakle
Robert Eakle
Chief Executive Officer